Manas announces first cost cutting measures

Manas Petroleum Corp. (MNAP.OB)

Baar, Switzerland, February 3, 2009.

With the principal objective of minimizing G&A costs to enhance the company’s long-term viability, Manas Petroleum Corp announces first cost cutting measures, effective as of February 1, 2009.

Compensation cuts for Board of Directors:

After reducing the size of the Board of Directors from six to five people, total compensation should be reduced by some 70% on a monthly basis. In general, all Executive Directors will not receive any salary effective as of February 1, 2009. Chairman Heinz Jürgen Scholz agreed to reduce his monthly compensation of US $31,000 to US $15,000, which will be paid as a consulting fee effective February 1, 2009. He will remain Executive Director and Chairman of the Board. Vice Chairman Dr. Alex Becker agreed to cut his monthly compensation from US $29,666 to US $12,000, also payable as a consulting fee. Executive Director Neil Maedel agreed to cut his monthly compensation from US $16,000 to Nil. Legal Counsel and Executive Director Michael Velletta agreed to reduce his monthly compensation, which will be paid as a consulting fee, from US $12,000 to US $5,000.

Salary cuts for Officers:

Effective February 1, 2009, CEO Erik Herlyn has agreed to reduce his salary from US $20,000 per month to US $18,000. CFO Rahul Sen Gupta also agreed to reduce his salary from US $20,000 to US $18,000. CTO Yaruslav Bandurak agreed to reduce his salary from US $10,000 to US $8,000. Overall, management compensation expenses were reduced by some 45% on a monthly basis.

Further measures:

G&A costs over the whole company are reduced drastically, starting February 1, 2009. Among others, office space costs in Switzerland were reduced from CHF 16,000 (approximately US $13,989) to CHF 3,000 (approximately US $2,622) with immediate effect as of February 1, 2009. The company intends to introduce other general and administrative cost reductions in the coming months, which need more detailed evaluation. The Company does not anticipate that these measures will affect the technical operations of its businesses in Albania, Chile, Mongolia, Kyrgyz Republic and Tajikistan.

Commenting on the recent measures Mr. Herlyn commented. “This is part of a dramatic cost cutting initiative which I am confident should improve considerably our long-term viability. I think it is important to emphasize that we still expect drilling in Central Asia to commence in the next quarter. In the meantime we intend to concentrate on farming out our Albania exploration assets and further develop our Mongolia project while the Tranquilo, Chile project continues to be managed by our other very capable farm-out partners.”

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as “expects”, “intends”, “plans”, “may”, “could”, “should”, “anticipates”, “likely”, “believes” and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analysis and on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Forward-looking statements in this news release include statements about the Company’s intent to introduce other general and administrative cost-cutting reductions in the coming months, its belief that the cost-cutting reductions will not affect is business operations in Albania, Chile, Mongolia, Kyrgyz Republic and Tajikistan, that these measures should improve long-term viability and that drilling in Central Asia is still expected to commence in the next quarter. These statements reflect the Company's current beliefs and are based upon information currently available to it. However, these forward looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. These risks include the risk that the Company may not raise sufficient funding to continue its operations as planned, the risks inherent in the Company’s business (such as the risk that the Company may not discover oil or natural gas in commercially exploitable quantities) and the risks identified by the Company in its annual report on Form 10-KSB and other periodic disclosure documents filed with the Securities and Exchange Commission from time-to-time. The Company undertakes no obligation to update any forward-looking statement in the event of any change, addition or alteration to the information contained in this Press Release.

Contact:

Mr. Erik Herlyn

Bahnhofstr. 9, P.O. Box 155

CH-6341 Baar

Switzerland

Phone:	+41 44 718 1030
Fax:	+41 44 718 1039
Email:	info@manaspete.com
Web:	www.manaspete.com

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